UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2018 (May 8, 2018)

PUMA BIOTECHNOLOGY, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35703	77-0683487
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10880 Wilshire Boulevard, Suite 2150

Los Angeles, California 90024

(Address of principal executive offices) (Zip Code)

(424) 248-6500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth below under Item 2.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.02	Results of Operations and Financial Condition.

On May 9, 2018, Puma Biotechnology, Inc. (the “Company”) issued a press release announcing its financial results for the first quarter ended March 31, 2018. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated by reference herein.

The information in this Item 2.02, including the accompanying exhibit, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in this Item 2.02 shall not be incorporated by reference into any filing pursuant to the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a

Registrant.

On May 8, 2018 (the “Amendment Date”), the Company entered into a first amendment to its loan and security agreement (as amended, the “Amended Credit Facility”) with Silicon Valley Bank, as administrative and collateral agent (“SVB”), and the lenders party thereto from time to time (the “Lenders”), including Oxford Finance LLC (“Oxford”) and SVB. Under the Amended Credit Facility, the Lenders agreed to make term loans available to the Company in an aggregate amount of $155 million, consisting of (i) an aggregate amount of $125 million available on the Amendment Date (the “Term Loan A”), the proceeds of which, in part, were used to repay the original term loan A that was made by the Lenders to the Company in connection with closing of the loan and security agreement on October 31, 2017 (the “Original Term Loan A”), and (ii) an aggregate amount of $30 million available to be drawn at the Company’s option between September 30, 2018 and December 31, 2018 provided the Company has achieved a specified minimum revenue milestone and no event of default is occurring (the “Term Loan B,” and together with the Term Loan A, the “Term Loans”). Proceeds from the Term Loans may be used for working capital and general business purposes. Upon the entry into the Amended Credit Facility, the Company was required to pay the Lenders aggregate fees of $4,162,500, consisting of a first amendment facility fee of $412,500 and a final payment of $3,750,000 in connection with the repayment of the Original Term Loan A. The Amended Credit Facility is secured by substantially all of the Company’s personal property other than its intellectual property. The Company also pledged 65% of the issued and outstanding capital stock of its subsidiary, Puma Biotechnology Ltd.

The Term Loans under the Amended Credit Facility bear interest at an annual rate equal to the greater of (i) 8.25% and (ii) the sum of (a) the “prime rate,” as reported in The Wall Street Journal on the last business day of the month that immediately precedes the month in which the interest will accrue, plus (b) 3.5%. The Company is required to make monthly interest-only payments on each Term Loan commencing on the first calendar day of the calendar month following the funding date of such Term Loan, and continuing on the first calendar day of each calendar month thereafter through July 1, 2020 (the “Amortization Date”). Commencing on the Amortization Date, and continuing on the first calendar day of each calendar month thereafter, the Company will make consecutive equal monthly payments of principal, together with applicable interest, in arrears to each Lender, calculated pursuant to the Amended Credit Facility. All unpaid principal and accrued and unpaid interest with respect to each Term Loan is due and payable in full on May 1, 2023 (the “Maturity Date”). Upon repayment of the Term Loans, the Company is also required to make a final payment to the Lenders equal to 7.5% of the original principal amount of Term Loans funded.

At the Company’s option, the Company may prepay the outstanding principal balance of any Term Loan in whole but not in part, subject to a prepayment fee of 3.0% of any amount prepaid if the prepayment occurs through and including the first anniversary of the funding date of such Term Loan, 2.0% of any amount prepaid if the prepayment occurs after the first anniversary of the Funding Date of such Term Loan through and including the second anniversary of the funding date of such Term Loan, and 1.0% of the amount prepaid if the prepayment occurs after the second anniversary of the funding date of such Term Loan and prior to the Maturity Date.

The Amended Credit Facility includes affirmative and negative covenants applicable to the Company, its current subsidiary and any subsidiaries the Company creates in the future. The affirmative covenants include, among others, covenants requiring the Company to maintain its legal existence and governmental approvals, deliver certain financial reports, maintain insurance coverage and satisfy certain requirements regarding deposit accounts. The Company must also achieve product revenue, measured as of the last day of each fiscal quarter on a trailing 3-month basis, that is (i) greater than or equal to 70% of the Company’s revenue target set forth in its board-approved projections for the 2018 fiscal year and (ii) greater than or equal to 50% of the Company’s revenue target set forth in its board-approved projections for the 2019 fiscal year. New minimum revenue levels will be established for each subsequent fiscal year by mutual agreement of the Company, SVB, as administrative agent, and the Lenders. The negative covenants include, among others, restrictions on the Company’s transferring collateral, incurring additional indebtedness, engaging in mergers or acquisitions, paying dividends or making other distributions, making investments, creating liens, selling assets and suffering a change in control, in each case subject to certain exceptions.

The Amended Credit Facility also includes events of default, the occurrence and continuation of which could cause interest to be charged at the rate that is otherwise applicable plus 5.0% and would provide SVB, as collateral agent, with the right to exercise remedies against the Company and the collateral securing the Amended Credit Facility, including foreclosure against the property securing the credit facilities, including its cash. These events of default include, among other things, the Company’s failure to pay principal or interest due under the Amended Credit Facility, a breach of certain covenants under the Amended Credit Facility, the Company’s insolvency, a material adverse change, the occurrence of any default under certain other indebtedness in an amount greater than $500,000 and one or more judgments against us in an amount greater than $500,000 individually or in the aggregate.

On the Amendment Date, the Company issued to SVB and Oxford, as the sole Lenders on the Amendment Date, secured promissory notes in an aggregate principal amount of $125,000,000 evidencing the Amended Credit Facility.

The foregoing description of the Amended Credit Facility and the secured promissory notes is only a summary of the material terms thereof, does not purport to be complete and is qualified in its entirety by reference to the Amended Credit Facility and the form of secured promissory note, which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2018.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release dated May 9, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PUMA BIOTECHNOLOGY, INC.

Date: May 9, 2018	By:	/s/ Alan H. Auerbach
Alan H. Auerbach
Chief Executive Officer and President